Exhibit 99-B.8.78

PARTICIPATION AGREEMENT

among

AMERICAN FUNDS DISTRIBUTORS, INC.,

AMERICAN FUNDS SERVICE COMPANY

ING LIFE INSURANCE AND ANNUITY COMPANY

RELIASTAR LIFE INSURANCE COMPANY

and

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

ING Life Insurance and Annuity Company (“ING Life"), ReliaStar Life Insurance Company ("ReliaStar"), ReliaStar Life Insurance Company of New York ("ReliaStar New York"), (collectively "ING") American Funds Distributors, Inc. (the "Distributor"), and American Funds Service Company (the “Transfer Agent”) hereby agree to an arrangement whereby shares of the Funds identified on Schedule A (individually, the “Fund” and collectively the “Funds”) shall be made available to serve as underlying investment media for Variable Annuity Contracts ("Contracts") to be issued by ING .

1.	Establishment of Accounts; Availability of Fund.

(a)      ING Life represents that it has established Variable Annuity Accounts B, C, D and F and may establish such other accounts as may be set forth in Schedule B attached hereto and as may be amended from time to time with the mutual consent of the parties hereto (the "Accounts"), each of which is a separate account under Connecticut Insurance law, and has registered or will register each of the Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), to serve as an investment vehicle for the Contracts. Each Contract provides for the allocation of net amounts received by ING Life to an Account for investment in the shares of one of more specified open-end management investment companies available through that Account as underlying investment media. Selection of a particular investment management company and changes therein from time to time are made by the participant or Contract owner, as applicable under a particular Contract. ING Life shall make the Contracts available only to group annuity contracts available only to employer-sponsored retirement plans established pursuant to Internal Revenue Code (“Code”) Section 403(b) or 457, or qualified under Code section 401(a) (“Plans”).

(b)      ReliaStar represents that it has established Separate Account One and may establish such other accounts as may be set forth in Schedule B attached hereto and as may be amended from time to time with the mutual consent of the parties hereto (the "Accounts"), each of which is a separate account under Minnesota Insurance law, and has registered or will register each of the Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), to serve as an investment vehicle for the Contracts. Each Contract provides for the allocation of net amounts received by ReliaStar to an Account for investment in the shares of one of more specified open-end management investment companies available through that Account as underlying investment media. Selection of a particular investment

ING-American Funds Part Agr (1/15/04 version) AFDN: I-FPA-B-40 management company and changes therein from time to time are made by the participant or Contract owner, as applicable under a particular Contract. ReliaStar shall make the Contracts available only to group annuity contracts available only to employer-sponsored retirement plans established pursuant to Internal Revenue Code (“Code”) Section 403(b) or 457, or qualified under Code section 401(a) (“Plans”).

(c)      ReliaStar New York represents that it has established a separate account and may establish such other accounts as may be set forth in Schedule B attached hereto and as may be amended from time to time with the mutual consent of the parties hereto (the "Accounts"), each of which is a separate account under New York Insurance law, and has registered or will register each of the Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), to serve as an investment vehicle for the Contracts. Each Contract provides for the allocation of net amounts received by ReliaStar New York to an Account for investment in the shares of one of more specified open-end management investment companies available through that Account as underlying investment media. Selection of a particular investment management company and changes therein from time to time are made by the participant or Contract owner, as applicable under a particular Contract. ReliaStar New York shall make the Contracts available only to group annuity contracts available only to employer-sponsored retirement plans established pursuant to Internal Revenue Code (“Code”) Section 403(b) or 457, or qualified under Code section 401(a) (“Plans”).

2.	Pricing Information; Orders; Settlement.

(a)

The parties have agreed to provide pricing information, execute orders and wire payments for purchases and redemptions through National Securities Clearing Corporation’s Fund/SERV system ("NSCC") pursuant to the provisions set forth in Exhibit I to this Agreement. In the event NSCC is not available due to system limitationsor because ING has missed the NSCC trading deadline, the procedures in 2(e) will be followed.

(b)

The Transfer Agent will make Fund shares available to be purchased by ING, and will accept redemption orders from ING, on behalf of each Account at the net asset value applicable to each order on those days on which the Fund calculates its net asset value (a "Business Day"). Fund shares shall be purchased and redeemed in such quantity and at such time determined by ING to be necessary to meet the requirements of those Contracts for which the Fund(s) serve as underlying investment media, provided, however, that a Fund Board (hereinafter the "Board") may upon reasonable notice to ING, refuse to sell shares of the Fund to any person, or suspend or terminate the offering of shares of the Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in the best interests of the shareholders of the Fund and in compliance with their fiduciary obligations under federal and/or any applicable state laws, necessary in the best interests of the shareholders of the Fund.

(c)	The Transfer Agent will use its best efforts to provide to ING closing net asset value, dividend and capital gain information as of 4:00 p.m. Eastern time (the “Close of

Trading”) each day that the New York Stock Exchange (the “Exchange”) is open (each such day a “Business Day”) and the Fund prices its shares, by 6:30 p.m. Eastern time, but in no event later than 7:00 p.m. Eastern time, on such Business Day.

(d)

The Transfer Agent hereby appoints ING as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares relating to the Contracts from Contract owners or participants. Orders from Contract owners or participants received from any distributor of the Contracts (including affiliates of ING) by ING, acting as agent for the Transfer Agent, prior to the Close of Trading on any given Business Day will be executed by the Fund at the net asset value determined as of the Close of Trading on such Business Day, provided that the Fund receives such order in accordance with the requirements of Exhibit I (in the case where NSCC is available) or paragraph 2(e) below (in the case where NSCC is not available due to system malfunction). ING represents that any orders from Contract owners or participants received from any distributor of the Contracts (including affiliates of ING) by ING, acting as agent for the Transfer Agent, after the Close of Trading on any given Business Day will be transmitted to Transfer Agent on the next Business Day using that day’s net asset value. Accordingly, any orders received by ING acting as agent on such day but after the Close of Trading will be executed by the Fund at the net asset value determined as of the Close of Trading on the next Business Day following the day of receipt of such order, provided that the Fund receives such order in accordance with the requirements of Exhibit I or paragraph 2(e) below, as applicable. To the extent ING fails to adhere to the time limits prescribed by Exhibit I or paragraph 2(e), below, as applicable, the Transfer Agent may, in its discretion, process such orders at the net asset values determined as of the Close of Trading on the next Business Day.

(e)

As noted in 2(a) above, normally the parties will utilize NSCC. In the event NSCC is not available due to system malfunction, ING will either: (1) send via an electronic transmission interface acceptable to Distributor to the Fund or its specified agent orders to purchase and/or redeem Fund shares no later than 10:00 p.m. Eastern Time on the Business Day on which such orders were received by the Close of Trading; or (2) send via facsimile to the Fund or its specified agent orders to purchase and/or redeem Fund shares by 8:00 a.m. Eastern time on the Business Day following the Business Day on which such orders were received by the Close of Trading. Payment for net purchases will be wired by ING to an account designated by the Fund to coincide with the order for shares of the Fund. Payments for net redemptions of shares of the Fund will be wired by the Fund to an account designated by ING by 4:00 p.m. Eastern time on the same Business Day ING places an order to redeem Fund Shares. Payments for net purchases of the Fund will be wired by ING to an account designated by the Fund by 4:00 p.m. Eastern time on the same Business Day ING places an order to purchase Fund shares. Payments shall be in federal funds transmitted by wire.

(f)

Each party has the right to rely on information or confirmations provided by the other party (or by any affiliate of the other party), and shall not be liable in the event that an error is a result of any misinformation supplied by the other party

(g)

The Transfer Agent and Distributor shall indemnify and hold ING harmless, from the effective date of this Agreement, against any amount ING is required to pay to Contract owners or participants due to: (i) an incorrect calculation of a Fund’s daily net asset value, dividend rate, or capital gains distribution rate or (ii) incorrect or late reporting of the daily net asset value, dividend rate, or capital gain distribution rate of a Fund, upon written notification by ING, with supporting data, to Distributor. If a mistake is caused in supplying such information or confirmations, which results in a reconciliation with incorrect information, the amount required to make a Contract owner’s or a participant's account whole shall be borne by the party providing the incorrect information, regardless of when the error is corrected. In the event of a material error in the net asset value caused by ING or Distributor's pricing agent, the parties agree to discuss, at the time of discovery and correction of such error, an appropriate sharing of systems and out of pocket costs resulting from such error based on who was responsible for such error.

(h)

ING agrees to purchase and redeem the shares of the Funds named in Schedule A offered by the then current prospectus and statement of additional information of the Fund in accordance with the provisions of such prospectus and statement of additional information.

3.	Fees.

In consideration of services provided by ING under this Agreement, the Fund, Transfer Agent or Distributor shall pay fees to ING as set forth in Schedule C.

4.	Expenses.

(a)

Except as otherwise provided in this Agreement, all expenses incident to the performance by the Fund under this Agreement shall be paid by the Fund, including the cost of registration of Fund shares with the Securities and Exchange Commission (the "SEC") and in states where required. The Fund, Transfer Agent and Distributor shall pay no fee or other compensation to ING under this Agreement, and ING shall pay no fee or other compensation to the Fund, Transfer Agent or Distributor, except as provided herein and in Schedule C attached hereto and made a part of this Agreement as may be amended from time to time with the mutual consent of the parties hereto. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party, unless otherwise specified in this Agreement.

(b)

The Transfer Agent or the Distributor shall provide to ING, at the location designated by ING, periodic fund reports to shareholders and other materials that are required by law to be sent to Contract owners or participants. In addition, the Transfer Agent or the Distributor shall provide ING with a sufficient quantity of its prospectuses, statements of additional information and any supplements to any of these materials, to be used in connection with the offerings and transactions contemplated by this Agreement.

(c)

The Fund or Transfer Agent shall reimburse ING for the cost of mailing such materials to existing Contract owners and participants who are at the time of the mailing then invested in the Fund. The Transfer Agent shall reimburse ING for all costs incurred by ING associated with proxies for the Fund, subject to the limits set forth in guidelines under New York Stock Exchange Rule 451.

5.	Representation.

ING agrees that it and its agents shall not, without the written consent of the Distributor, make representations concerning the Fund or its shares. ING may update statistics in previously approved materials concerning the Funds.

6.	Termination.

This agreement shall terminate as to the sale and issuance of new Contracts:

(a)	at the option of either ING or the Distributor, upon sixty days advance written notice to the other parties;

(b)

at the option of ING, upon one week advance written notice to the Distributor and the Transfer Agent, if Fund shares are not available for any reason to meet the requirement of Contracts as determined by ING. Reasonable advance notice of election to terminate shall be furnished by ING;

(c)

at the option of either ING, the Distributor or the Transfer Agent, immediately upon institution of formal proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Account, ING, the Fund or the Distributor by the National Association of Securities Dealers, Inc. (the "NASD"), the SEC or any other regulatory body;

(d)

upon the determination of the Accounts to substitute for the Fund's shares the shares of another investment company in accordance with the terms of the applicable Contracts. ING will give 60 days written notice to the Transfer Agent and the Distributor of any decision to replace the Fund's' shares;

(e)	upon assignment of this Agreement, unless made with the written consent of all other parties hereto;

(f)

if Fund shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Fund shares as an underlying investment medium for Contracts issued or to be issued by ING . Prompt notice shall be given by the appropriate party should such situation occur.

7.	Continuation of Agreement.

Termination as the result of any cause listed in Section 6 shall not affect the Fund's obligation to furnish its shares to Contracts then in force for which its shares serve or may serve as the underlying medium unless such further sale of Fund shares is prohibited by law or the SEC or other regulatory body. Notwithstanding the foregoing, if Distributor elects to terminate this Agreement pursuant to Section 6(a), 6(c), or 6(e), ING shall, within 60 days of a request of the Distributor, file with the SEC an application for an Order to substitute shares of the Funds with shares of another open-end investment company(ies). If such filing occurs the Distributor will continue to honor this agreement until such substitution can be executed. If such a filing is not required, ING shall have 120 days to accomplish any such termination.

8.	Advertising Materials; Filed Documents.

(a)

Advertising and sales literature with respect to the Fund prepared by ING or its agents for use in marketing its Contracts (except any material that simply lists the Funds’ names) will be submitted to the Distributor for review before such material is used with any Contract owner or participant. The Fund or its designee shall advise the submitting party in writing within five (5) Business Days of receipt of such materials of its approval or disapproval of such materials.

(b)

The Fund will provide additional copies of its financials as soon as available to ING and at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements and all amendments or supplements to any of the above that relate to the Fund promptly after the filing of such document with the SEC or other regulatory authorities. At the Distributor’s request, ING will provide to the Distributor at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Account promptly after the filing of such document with the SEC or other regulatory authority.

(c)

The Distributor will provide via Excel spreadsheet diskette format or in electronic transmission to ING at least quarterly portfolio information necessary to update Fund profiles within ten business days following the end of each quarter.

9.	Proxy Voting.

(a)

ING shall provide pass-through voting privileges on Fund shares held by registered separate accounts to all Contract owners and participants to the extent the SEC continues to interpret the 1940 Act as requiring such privileges. ING shall provide pass-through voting privileges on Fund shares held by unregistered separate accounts to all Contract owners.

(b)

ING will distribute to Contract owners and participants, as appropriate, all proxy material furnished by the Fund and will vote Fund shares in accordance with instructions received from such Contract owners and participants. If and to the extent required by law, ING, with respect to each group Contract and in each Account, shall vote Fund shares for which no instructions have been received in the same proportion as shares for which such instructions have been received. ING and its agents shall not oppose or interfere with the solicitation of proxies for Fund shares held for such Contract owners and participants.

10.	Indemnification.

(a)

ING agrees to indemnify and hold harmless the Fund, the Transfer Agent and the Distributor, and their directors, trustees, officers, employees, agents and each person, if any, who controls the Fund, the Transfer Agent or its Distributor within the meaning of the Securities Act of 1933 (the "1933 Act") against any losses, claims, damages or liabilities to which the Fund or any such director, trustee, officer, employee, agent, or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement, prospectus or sales literature of ING or arise out of or are based upon the omission or the to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the prospectuses or sales literature of the Fund) of ING or its agents, with respect to the sale, distribution, and servicing of Contracts for which Fund shares are the underlying investment. ING will reimburse any legal or other expenses reasonably incurred by the Fund or any such director, officer, employee, agent, investment Distributor, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that ING will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or omission made in such Registration Statement or prospectus in conformity with written materials furnished to ING by the Fund specifically for use therein or (ii) the willful misfeasance, bad faith, or gross negligence by the Fund, Transfer Agent or Distributor in the performance of its duties or the Fund's, Transfer Agent’s or Distributor's reckless disregard of obligations or duties under this Agreement or to ING, whichever is applicable. This indemnity agreement will be in addition to any liability which Company may otherwise have.

(b)

The Transfer Agent and the Distributor agree to indemnify and hold harmless ING and its directors, officers, employees, agents and each person, if any, who controls ING within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which ING or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement, prospectuses or sales literature of the Fund or arise out of or are based upon the omission to state therein a material fact required to be stated therein or material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund will reimburse any legal or other expenses reasonably incurred by ING or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or made in such Registration Statement or prospectuses which are in conformity with written materials furnished to the Fund by ING specifically for use therein.

(c)

Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

11.	Miscellaneous.

(a)	Amendment and Waiver. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

(b)

Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, or recognized overnight courier service to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

To ING:

ING Life Insurance and Annuity Company
ReliaStar Life Insurance Company
ReliaStar Life Insurance Company of New York
151 Farmington Avenue
Hartford, Connecticut 06156

Attention: Julie E. Rockmore, Counsel

To the Transfer Agent:

American Funds Service Company
135 S. State College Boulevard
Brea, California 92821

Attn: Kenneth R. Gorvetzian, Counsel

To the Distributor:

American Funds Distributors, Inc.
333 South Hope Street, 55th Floor
Los Angeles, CA 90071

Attn: Kevin G. Clifford, President

Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

(c)	Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(d)

Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

(e)

Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(f)

Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.

(g)	Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York.

(h)	Non Exclusivity. It is understood by the parties that this Agreement is not an exclusive arrangement in any respect.

(i)

Confidentiality. The terms of this Agreement and the Schedules thereto will be held confidential by each party except to the extent that either party or its counsel may deem it necessary to disclose such terms.

IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers effective as of the 1 day of January, 2003.

ING LIFE INSURANCE AND ANNUITY COMPANY

By: /s/ Laurie M. Tillinghast
Name: Laurie Tillinghast
Title: Vice President

RELIASTAR LIFE INSURANCE COMPANY

By:           /s/ Laurie M. Tillinghast

Name:     Laurie M. Tillinghast

Title:       Vice President

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

By:           /s/ Laurie M. Tillinghast

Name:     Laurie M. Tillinghast

Title:       Vice President

AMERICAN FUNDS SERVICE COMPANY

By: /s/ James A. Jacobs
Name: James A. Jacobs
Title:	Vice President

AMERICAN FUNDS DISTRIBUTORS, INC.

By: /s/ K.G. Clifford
Name: Kevin G. Clifford
Title:	President

Schedule A

Subject to the provisions below, Class A shares and Class R shares of the following Funds are available for investments by the Accounts:

AMCAP Fund

American Balanced Fund

American High-Income Trust

American Mutual Fund

Bond Fund of America

Capital Income Builder

Capital World Bond Fund

Capital World Growth and Income Fund

Cash Management Trust of America

EuroPacific Growth Fund

Fundamental Investors

Growth Fund of America

Income Fund of America

Intermediate Bond Fund of America

Investment Company of America

New Economy Fund

New Perspective Fund

New World Fund

SMALLCAP World Fund

U.S. Government Securities Fund

U.S. Treasury Money Fund of America

Washington Mutual Investors Fund

Except for the three Plans listed below, beginning September 2, 2003 no additional Plans may invest in Class A shares of the Funds through the Accounts unless: (1) they are already invested in Class A shares as of such date; and (2) prior, written approval is given by the Distributor (as evidenced, for example, by e-mail, letter or other written communication).

City of San Jose Plan

State of Florida Plan

State of Kansas Plan

Schedule B

(For any future separate accounts - See Section 1(a), (b) and (c))

1.	Future separate accounts established by ING Life:

2.	Future separate accounts established by ReliaStar:

3.	Future separate accounts established by ReliaStar New York:

Schedule C

Fees to ING

1.	Servicing Fees.

Administrative services to Contract owners and participants shall be the responsibility of ING and shall not be the responsibility of the Fund, Transfer Agent, or the Distributor. The Transfer Agent recognizes ING as the sole shareholder of Fund shares issued under the Fund Participation Agreement, and that substantial savings will be derived in administrative expenses, such as significant reductions in postage expense and shareholder communications, by virtue of having a sole shareholder for each of the Accounts rather than multiple shareholders. In consideration of the administrative services being provided by ING under this arrangement, Transfer Agent agrees to pay to ING a quarterly servicing fee at the annual rates set forth below. Transfer Agent will make such payments to ING within thirty (30) days after the end of each quarterly period ending January 31, April 30, July 31, and October 31. Upon each quarterly payment, Transfer Agent shall provide a statement showing the payments attributable to each omnibus account established by ING on the books of the Funds.

Share Class	Annual Rate

Class A Shares	__%
Class R-1 Shares	__%
Class R-2 Shares	__%
Class R-3 Shares	__%
Class R-4 Shares	__%
Class R-5 Shares	__%

2.	12b-1 Fees.

The Distributor will make payments to ING Financial Advisers, LLC according to the terms of the Selling Group Agreement and Supplemental Selling Group Agreement between Distributor and ING Financial Advisers, LLC (formerly Aetna Investment Services, Inc.), each dated June 30, 2000, as amended by the “First Amendment to Selling Group Agreement, Dated June 30, 2000; Supplemental Selling Group Agreement, Dated June 30, 2000; Selling Group Agreement, Dated June 13, 2002, and as amended by the Omnibus Addendum to the aforementioned Selling Group Agreement dated June 30, 2000.

EXHIBIT I

Procedures for Pricing and Order/Settlement Through National Securities Clearing Corporation’s Mutual Fund Profile System and Mutual Fund Settlement, Entry and Registration Verification System

1.             As provided in Section 2(a) of the Fund Participation Agreement (the “Agreement”), the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through National Securities Clearing Corporation (“NSCC”) and its subsidiary systems as follows:

(a)

Transfer Agent will furnish to ING or its affiliate through NSCC’s Mutual Fund Profile System (“MFPS”) (1) the most current net asset value information for each Fund, (2) a schedule of anticipated dividend and distribution payment dates for each Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Fund’s ex-date, and (3) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. Transfer Agent shall use its best efforts to furnish all such information to ING or its affiliate by 6:30 p.m., but no later than 7:00 p.m., Eastern Time on each business day that the Fund is open for business and the Fund prices its shares (each a "Business Day") or at such other time as that information becomes available. Changes in pricing information will be communicated to both NSCC and ING.

(b)

Upon receipt of Fund purchase, exchange and redemption instructions for acceptance as of the time at which a Fund's net asset value is calculated as specified in such Fund's prospectus ("Close of Trading") on each Business Day ("Instructions"), and upon its determination that there are good funds with respect to Instructions involving the purchase of Shares, ING or its affiliate will calculate the net purchase or redemption order for each Fund. Orders for net purchases or net redemptions derived from Instructions received by ING or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC’s Mutual Fund Settlement, Entry and Registration Verification System (“Fund/SERV”) by 5:00 a.m. Eastern Time on the next Business Day. Subject to ING’s or its affiliate’s compliance with the foregoing, ING or its affiliate will be considered the agent of the Transfer Agent, and the Business Day on which Instructions are received by ING or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Funds are deemed purchased, exchanged or redeemed pursuant to such Instructions. Instructions received in proper form by ING or its affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Fund's then current prospectuses.

(c)

ING or its affiliate will wire payment for net purchase orders by the Fund’s NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by ING or its affiliate no later than 5:00 p.m. Eastern time on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

(d)

NSCC will wire payment for net redemption orders by Fund, in immediately available funds, to an NSCC settling bank account designated by ING or its affiliate, by 5:00 p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in a Fund's prospectus and statement of additional information.

(e)

With respect to (c) or (d) above, if Distributor does not send a confirmation of ING’s or its affiliate’s purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day’s payment cycle, payment for such purchases or redemptions will be made the following Business Day.

(f)

If on any day ING or its affiliate, or Transfer Agent is unable to meet the NSCC deadline for the transmission of purchase or redemption orders due to NSCC system malfunctions, it may at its option transmit such orders and make such payments for purchases and redemptions directly to Transfer Agent or ING or its affiliate, as applicable, as is otherwise provided in the Agreement.

(g)

These procedures are subject to any additional terms in each Fund's prospectus and the requirements of applicable law. The Funds reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Fund.

2.            ING or its affiliate, Distributor and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and Fund/SERV system and the Networking Matrix Level utilized.

3.            Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Exhibit.